Exhibit 99.1

McKESSON REPORTS FISCAL 2012 THIRD-QUARTER RESULTS

•	Revenues of $30.8 billion for the third quarter, up 9%.

•	Third-quarter GAAP earnings per diluted share of $1.20.

•	Third-quarter Adjusted Earnings per diluted share of $1.40, up 9%.

•	Announced definitive agreement to acquire the independent banner and franchise businesses of Katz Group Canada Inc.

•	Board of Directors authorized an additional $650 million share repurchase program, bringing the total authorization to $1.5 billion.

•	Fiscal 2012 Outlook: Adjusted Earnings of $6.19 to $6.39 per diluted share.

SAN FRANCISCO, January 30, 2012 – McKesson Corporation (NYSE: MCK) today reported that revenues for the third quarter ended December 31, 2011 were up 9% to $30.8 billion compared to $28.2 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), third-quarter earnings per diluted share was $1.20 compared to $0.60 a year ago.

Third-quarter GAAP results included a pre-tax charge of $27 million ($15 million after-tax or six cents per diluted share), recorded in the Distribution Solutions segment, to increase an existing litigation reserve for claims against McKesson relating to First DataBank’s published drug reimbursement benchmarks, commonly referred to as Average Wholesale Prices (“AWP”). Last year’s third-quarter GAAP results also included a pre-tax AWP litigation charge of $189 million ($133 million after-tax or 52 cents per diluted share).

McKesson separately reports financial results on the basis of Adjusted Earnings in addition to GAAP. Adjusted Earnings is a non-GAAP financial measure defined as GAAP earnings from continuing operations, excluding acquisition-related expenses, amortization of acquisition-related intangible assets, and certain litigation reserve adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release. Third-quarter Adjusted Earnings per diluted share was $1.40 compared to $1.28 a year ago.

For the first nine months of the fiscal year, McKesson generated cash from operations of $1.7 billion and ended the quarter with cash and cash equivalents of $4.2 billion. During the first nine months of the fiscal year, the company deployed $204 million for acquisitions, repurchased $650 million of common stock, and paid $146 million in dividends.

The Board of Directors authorized the repurchase of up to an additional $650 million of common stock, bringing the total authorization to approximately $1.5 billion.

“McKesson delivered another quarter of solid operating results, and I am pleased with our accomplishments during the first nine months of our fiscal year,” said John H. Hammergren, chairman and chief executive officer. “Our strong balance sheet and cash flow also provide us with significant opportunities to create shareholder value. Today, we announced a definitive agreement to purchase for approximately CAD $920 million the independent banner and franchise businesses of Katz Group Canada Inc., a privately-owned company that operates an integrated retail pharmacy network in Canada. We are excited about this acquisition which, combined with our increased share repurchase authorization, demonstrates our commitment to using a portfolio approach to deploy our significant cash balances. Based on our year-to-date progress, we continue to expect Adjusted Earnings between $6.19 and $6.39 per diluted share for the fiscal year ending March 31, 2012.”

Distribution Solutions revenues were up 9% in the third quarter, driven mainly by strong growth in U.S. pharmaceutical direct distribution and services revenues, reflecting market growth and our mix of business, as well as the acquisition of US Oncology.

Canadian revenues, on a constant currency basis, were down 3% for the quarter due in part to the impact of government imposed price reductions on generic drugs. Including an unfavorable currency impact of 1%, Canadian revenues were down 4% for the quarter. Medical-Surgical distribution revenues increased 2% for the quarter.

In the third quarter, Distribution Solutions gross profit improved due to the positive impact of the US Oncology acquisition.

Distribution Solutions GAAP operating profit was $510 million for the quarter and the GAAP operating margin was 1.70%. Adjusted operating profit was $572 million for the quarter and the adjusted operating margin was 1.91%.

Technology Solutions revenues were up 4% in the third quarter. GAAP operating profit was $69 million and the GAAP operating margin was 8.38%. Adjusted operating profit in the third quarter was $89 million and the adjusted operating margin was 10.81%. In the third quarter, we recorded a pre-tax product alignment charge of $42 million. This charge related to Technology Solutions’ strategy to converge core clinical and revenue cycle information technology solutions for the Horizon and Paragon® product lines onto Paragon’s Microsoft® platform over time.

Fiscal Year 2012 Outlook

McKesson expects Adjusted Earnings between $6.19 and $6.39 per diluted share for the fiscal year ending March 31, 2012, which excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of approximately 48 cents per diluted share in Fiscal 2012.

•	Acquisition-related expenses of approximately seven cents per diluted share in Fiscal 2012.

•	Litigation reserve adjustments of 37 cents per diluted share.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; implementation delay, malfunction or failure of internal information systems; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; and changes in accounting principles generally accepted in the United States of America. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Ana Schrank, vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 888-203-1112 and the passcode is 9240566. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at www.mckesson.com/investors.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson

McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

###

Contact:

Ana Schrank, 415-983-7153 (Investors and Financial Media)

Ana.Schrank@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31,			Nine Months Ended December 31,
	2011	2010	Change	2011	2010	Change

Revenues (1)	$30,839	$28,247	9%	$91,035	$83,231	9%

Cost of sales (2) (3)	29,273	26,786	9	86,313	79,012	9

Gross profit	1,566	1,461	7	4,722	4,219	12

Operating expenses (2)	1,047	965	8	3,135	2,808	12
Litigation charges (4)	27	189	(86)	145	213	(32)

Total operating expenses	1,074	1,154	(7)	3,280	3,021	9

Operating income	492	307	60	1,442	1,198	20

Other income (expense), net	(2)	7	(129)	12	19	(37)
Interest expense	(64)	(53)	21	(192)	(140)	37

Income from continuing operations before income taxes	426	261	63	1,262	1,077	17

Income tax expense	(126)	(106)	19	(380)	(369)	3

Income from continuing operations	300	155	94	882	708	25

Discontinued operation - gain on sale, net of tax (5)	—	—	—	—	72	—

Net income	$300	$155	94	$882	$780	13

Earnings per common share (6)
Diluted
Continuing operations	$1.20	$0.60	100%	$3.51	$2.69	30%
Discontinued operation - gain on sale	—	—	—	—	0.27	—

Total	$1.20	$0.60	100	$3.51	$2.96	19

Basic
Continuing operations	$1.22	$0.61	100%	$3.57	$2.73	31%
Discontinued operation - gain on sale	—	—	—	—	0.28	—

Total	$1.22	$0.61	100	$3.57	$3.01	19

Shares on which earnings per common share were based
Diluted	251	258	(3)%	252	264	(5)%
Basic	246	254	(3)	247	259	(5)

(1)	Revenues for fiscal year 2011 include the recognition of $23 million of revenue for a disease management contract for which the related expenses were previously recognized as incurred.

(2)	Technology Solutions segment results for the fiscal year 2012 include a charge of $42 million for a product alignment plan, of which $26 million and $16 million were included in cost of sales and operating expenses.

(3)	Cost of sales for the first nine months of 2011 includes an asset impairment charge of $72 million in our Technology Solutions segment for capitalized software held for sale and a credit of $51 million in our Distribution Solutions segment representing our share of a settlement of an antitrust class action lawsuit brought against a drug manufacturer.

(4)	Operating expenses includes charges for the Average Wholesale Price (“AWP”) litigation.

(5)	In the second quarter of 2011 we sold a Technology Solutions business for $109 million of net sales proceeds. The after-tax gain on sale of $72 million has been recorded as a discontinued operation. Financial operating results for this business were immaterial.

(6)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

						Change
	Quarter Ended December 31, 2011					Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Revenues	$30,839	$—	$—	$—	$30,839	9%	9%

Gross profit	$1,566	$5	$—	$—	$1,571	7	7
Operating expenses	(1,074)	44	8	27	(995)	(7)	9
Other income (expense), net	(2)	—	—	—	(2)	(129)	(129)
Interest expense	(64)	—	—	—	(64)	21	49

Income from continuing operations before income taxes	426	49	8	27	510	63	—
Income tax expense	(126)	(18)	(3)	(12)	(159)	19	(13)

Income from continuing operations	$300	$31	$5	$15	$351	94	6

Diluted earnings per common share from continuing operations (1)	$1.20	$0.12	$0.02	$0.06	$1.40	100%	9%

Diluted weighted average shares	251	251	251	251	251	(3)%	(3)%

	Quarter Ended December 31, 2010
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)

Revenues	$28,247	$—	$—	$—	$28,247

Gross profit	$1,461	$4	$—	$—	$1,465
Operating expenses	(1,154)	24	24	189	(917)
Other income (expense), net	7	—	—	—	7
Interest expense	(53)	—	10	—	(43)

Income from continuing operations before income taxes	261	28	34	189	512
Income tax expense	(106)	(11)	(9)	(56)	(182)

Income from continuing operations	$155	$17	$25	$133	$330

Diluted earnings per common share from continuing operations (1)	$0.60	$0.07	$0.10	$0.52	$1.28

Diluted weighted average shares	258	258	258	258	258

(1)	Certain computations may reflect rounding adjustments.

Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects:

Amortization of acquisition-related intangibles — Amortization expense of acquired intangible assets purchased in connection with acquisitions by the Company.

Acquisition-related expenses — Transaction and integration expenses that are directly related to acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, or bridge loan fees.

Litigation reserve adjustments — Adjustments to the Company’s reserves for estimated probable losses for its Average Wholesale Price and Securities Litigation matters, as such terms were defined in the Company’s Annual Reports on Form 10-K for the fiscal years ended March 31, 2011 and 2009, respectively.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification 740, “Income Taxes,” which is the same accounting principles used by the Company when presenting its GAAP financial results.

The Company believes the presentation of non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

						Change
	Nine Months Ended December 31, 2011					Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Revenues	$91,035	$—	$—	$—	$91,035	9%	9%

Gross profit	$4,722	$16	$—	$—	$4,738	12	12
Operating expenses	(3,280)	131	26	145	(2,978)	9	10
Other income, net	12	—	—	—	12	(37)	(37)
Interest expense	(192)	—	—	—	(192)	37	48

Income from continuing operations before income taxes	1,262	147	26	145	1,580	17	12
Income tax expense	(380)	(56)	(9)	(53)	(498)	3	5

Income from continuing operations	$882	$91	$17	$92	$1,082	25	16

Diluted earnings per common share from continuing operations (1)	$3.51	$0.36	$0.06	$0.37	$4.30	30%	21%

Diluted weighted average shares	252	252	252	252	252	(5)%	(5)%

	Nine Months Ended December 31, 2010
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$83,231	$—	$—	$—	$83,231

Gross profit	$4,219	$12	$—	$—	$4,231
Operating expenses	(3,021)	72	24	213	(2,712)
Other income, net	19	—	—	—	19
Interest expense	(140)	—	10	—	(130)

Income from continuing operations before income taxes	1,077	84	34	213	1,408
Income tax expense	(369)	(33)	(9)	(64)	(475)

Income from continuing operations	$708	$51	$25	$149	$933

Diluted earnings per common share from continuing operations (1)	$2.69	$0.19	$0.09	$0.57	$3.54

Diluted weighted average shares	264	264	264	264	264

(1)	Certain computations may reflect rounding adjustments.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended December 31, 2011			Quarter Ended December 31, 2010			Change
	As Reported (GAAP)	Adjust.	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjust.	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjusted Earnings (Non- GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$21,585	$—	$21,585	$19,408	$—	$19,408	11%	11%
Sales to customers’ warehouses	5,198	—	5,198	4,731	—	4,731	10	10

Total U.S. pharmaceutical distribution & services	26,783	—	26,783	24,139	—	24,139	11	11
Canada pharmaceutical distribution & services	2,473	—	2,473	2,574	—	2,574	(4)	(4)
Medical-Surgical distribution & services	760	—	760	744	—	744	2	2

Total Distribution Solutions	30,016	—	30,016	27,457	—	27,457	9	9

Technology Solutions
Services (1)	643	—	643	629	—	629	2	2
Software & software systems	152	—	152	135	—	135	13	13
Hardware	28	—	28	26	—	26	8	8

Total Technology Solutions	823	—	823	790	—	790	4	4

Revenues	$30,839	$—	$30,839	$28,247	$—	$28,247	9	9

GROSS PROFIT
Distribution Solutions	$1,201	$—	$1,201	$1,082	$—	$1,082	11	11
Technology Solutions (1) (2)	365	5	370	379	4	383	(4)	(3)

Gross profit	$1,566	$5	$1,571	$1,461	$4	$1,465	7	7

OPERATING EXPENSES
Distribution Solutions	$(690)	$62	$(628)	$(797)	$226	$(571)	(13)	10
Technology Solutions (2)	(297)	15	(282)	(273)	11	(262)	9	8
Corporate	(87)	2	(85)	(84)	—	(84)	4	1

Operating expenses	$(1,074)	$79	$(995)	$(1,154)	$237	$(917)	(7)	9

OTHER INCOME (EXPENSE), NET
Distribution Solutions	$(1)	$—	$(1)	$4	$—	$4	(125)	(125)
Technology Solutions	1	—	1	—	—	—	—	—
Corporate	(2)	—	(2)	3	—	3	(167)	(167)

Other income (expense), net	$(2)	$—	$(2)	$7	$—	$7	(129)	(129)

OPERATING PROFIT
Distribution Solutions	$510	$62	$572	$289	$226	$515	76	11
Technology Solutions (1) (2)	69	20	89	106	15	121	(35)	(26)

Operating profit	579	82	661	395	241	636	47	4
Corporate	(89)	2	(87)	(81)	—	(81)	10	7

Income from continuing operations before interest expense and income taxes	$490	$84	$574	$314	$241	$555	56	3

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.70%		1.91%	1.05%		1.88%	65 bp	3 bp
Technology Solutions (1) (2)	8.38		10.81	13.42		15.32	(504)	(451)

(1)	Revenues and results for the third quarter of fiscal year 2011 include the recognition of $23 million of revenue for a disease management contract for which the related expenses were previously recognized as incurred.

(2)	For the third quarter of fiscal year 2012, segment results include a charge of $42 million for a product alignment plan, of which $26 million and $16 million were included in cost of sales and operating expenses.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Nine Months Ended December 31, 2011			Nine Months Ended December 31, 2010			Change
	As Reported (GAAP)	Adjust.	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjust.	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjusted Earnings (Non- GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$63,484	$—	$63,484	$57,094	$—	$57,094	11%	11%
Sales to customers’ warehouses	14,998	—	14,998	14,133	—	14,133	6	6

Total U.S. pharmaceutical distribution & services	78,482	—	78,482	71,227	—	71,227	10	10
Canada pharmaceutical distribution & services	7,739	—	7,739	7,485	—	7,485	3	3
Medical-Surgical distribution & services	2,364	—	2,364	2,200	—	2,200	7	7

Total Distribution Solutions	88,585	—	88,585	80,912	—	80,912	9	9

Technology Solutions
Services (1)	1,916	—	1,916	1,828	—	1,828	5	5
Software & software systems	449	—	449	408	—	408	10	10
Hardware	85	—	85	83	—	83	2	2

Total Technology Solutions	2,450	—	2,450	2,319	—	2,319	6	6

Revenues	$91,035	$—	$91,035	$83,231	$—	$83,231	9	9

GROSS PROFIT
Distribution Solutions (3)	$3,590	$1	$3,591	$3,239	$—	$3,239	11	11
Technology Solutions (1) (2) (4)	1,132	15	1,147	980	12	992	16	16

Gross profit	$4,722	$16	$4,738	$4,219	$12	$4,231	12	12

OPERATING EXPENSES
Distribution Solutions	$(2,136)	$258	$(1,878)	$(1,963)	$275	$(1,688)	9	11
Technology Solutions (2)	(857)	42	(815)	(798)	34	(764)	7	7
Corporate	(287)	2	(285)	(260)	—	(260)	10	10

Operating expenses	$(3,280)	$302	$(2,978)	$(3,021)	$309	$(2,712)	9	10

OTHER INCOME, NET
Distribution Solutions	$8	$—	$8	$9	$—	$9	(11)	(11)
Technology Solutions	2	—	2	2	—	2	—	—
Corporate	2	—	2	8	—	8	(75)	(75)

Other income, net	$12	$—	$12	$19	$—	$19	(37)	(37)

OPERATING PROFIT
Distribution Solutions (3)	$1,462	$259	$1,721	$1,285	$275	$1,560	14	10
Technology Solutions (1) (2) (4)	277	57	334	184	46	230	51	45

Operating profit	1,739	316	2,055	1,469	321	1,790	18	15
Corporate	(285)	2	(283)	(252)	—	(252)	13	12

Income from continuing operations before interest expense and income taxes	$1,454	$318	$1,772	$1,217	$321	$1,538	19	15

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (3)	1.65%		1.94%	1.59%		1.93%	6 bp	1 bp
Technology Solutions (1) (2) (4)	11.31		13.63	7.93		9.92	338	371

(1)	Revenues and results for the first nine months of 2011 include the recognition of $23 million of revenue for a disease management contract for which the related expenses were previously recognized as incurred.

(2)	For the first nine months of fiscal year 2012, segment results include a charge of $42 million for a product alignment plan, of which $26 million and $16 million were included in cost of sales and operating expenses.

(3)	Results for the first nine months of fiscal year 2011 include a credit of $51 million representing our share of a settlement of an antitrust class action lawsuit brought against a drug manufacturer.

(4)	Results for the first nine months of fiscal year 2011 include a $72 million asset impairment charge for capitalized software held for sale.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) —

BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended December 31, 2011				Quarter Ended December 31, 2010
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total

As Reported (GAAP):
Revenues	$30,016	$823	$—	$30,839	$27,457	$790	$—	$28,247

Gross profit	$1,201	$365	$—	$1,566	$1,082	$379	$—	$1,461
Operating expenses	(690)	(297)	(87)	(1,074)	(797)	(273)	(84)	(1,154)
Other income (expense), net	(1)	1	(2)	(2)	4	—	3	7

Income from continuing operations before interest expense and income taxes	510	69	(89)	490	289	106	(81)	314
Interest expense	—	—	(64)	(64)	—	—	(53)	(53)

Income from continuing operations before income taxes	$510	$69	$(153)	$426	$289	$106	$(134)	$261

Pre-Tax Adjustments:
Gross profit	$—	$5	$—	$5	$—	$4	$—	$4
Operating expenses	31	13	—	44	13	11	—	24

Amortization of acquisition-related intangibles	31	18	—	49	13	15	—	28

Operating expenses	4	2	2	8	24	—	—	24
Interest expense	—	—	—	—	—	—	10	10

Acquisition-related expenses	4	2	2	8	24	—	10	34

Operating expenses - Litigation reserve adjustments	27	—	—	27	189	—	—	189

Total pre-tax adjustments	$62	$20	$2	$84	$226	$15	$10	$251

Adjusted Earnings (Non-GAAP):
Revenues	$30,016	$823	$—	$30,839	$27,457	$790	$—	$28,247

Gross profit	$1,201	$370	$—	$1,571	$1,082	$383	$—	$1,465
Operating expenses	(628)	(282)	(85)	(995)	(571)	(262)	(84)	(917)
Other income (expense), net	(1)	1	(2)	(2)	4	—	3	7

Income from continuing operations before interest expense and income taxes	572	89	(87)	574	515	121	(81)	555
Interest expense	—	—	(64)	(64)	—	—	(43)	(43)

Income from continuing operations before income taxes	$572	$89	$(151)	$510	$515	$121	$(124)	$512

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) —

BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Nine Months Ended December 31, 2011				Nine Months Ended December 31, 2010
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total

As Reported (GAAP):
Revenues	$88,585	$2,450	$—	$91,035	$80,912	$2,319	$—	$83,231

Gross profit	$3,590	$1,132	$—	$4,722	$3,239	$980	$—	$4,219
Operating expenses	(2,136)	(857)	(287)	(3,280)	(1,963)	(798)	(260)	(3,021)
Other income, net	8	2	2	12	9	2	8	19

Income from continuing operations before interest expense and income taxes	1,462	277	(285)	1,454	1,285	184	(252)	1,217
Interest expense	—	—	(192)	(192)	—	—	(140)	(140)

Income from continuing operations before income taxes	$1,462	$277	$(477)	$1,262	$1,285	$184	$(392)	$1,077

Pre-Tax Adjustments:
Gross profit	$1	$15	$—	$16	$—	$12	$—	$12
Operating expenses	93	38	—	131	38	34	—	72

Amortization of acquisition-related intangibles	94	53	—	147	38	46	—	84

Operating expenses	20	4	2	26	24	—	—	24
Interest expense	—	—	—	—	—	—	10	10

Acquisition-related expenses	20	4	2	26	24	—	10	34

Operating expenses - Litigation reserve adjustments	145	—	—	145	213	—	—	213

Total pre-tax adjustments	$259	$57	$2	$318	$275	$46	$10	$331

Adjusted Earnings (Non-GAAP):
Revenues	$88,585	$2,450	$—	$91,035	$80,912	$2,319	$—	$83,231

Gross profit	$3,591	$1,147	$—	$4,738	$3,239	$992	$—	$4,231
Operating expenses	(1,878)	(815)	(285)	(2,978)	(1,688)	(764)	(260)	(2,712)
Other income, net	8	2	2	12	9	2	8	19

Income from continuing operations before interest expense and income taxes	1,721	334	(283)	1,772	1,560	230	(252)	1,538
Interest expense	—	—	(192)	(192)	—	—	(130)	(130)

Income from continuing operations before income taxes	$1,721	$334	$(475)	$1,580	$1,560	$230	$(382)	$1,408

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	December 31,	December 31,
	December 31, 2011	March 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$4,191	$3,612
Receivables, net	9,673	9,187
Inventories, net	10,376	9,225
Prepaid expenses and other	329	333

Total Current Assets	24,569	22,357

Property, Plant and Equipment, Net	1,015	991
Goodwill	4,497	4,364
Intangible Assets, Net	1,341	1,456
Other Assets	1,735	1,718

Total Assets	$33,157	$30,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$15,677	$14,090
Deferred revenue	1,471	1,321
Deferred tax liabilities	1,038	1,037
Current portion of long-term debt	409	417
Other accrued liabilities	2,120	1,861

Total Current Liabilities	20,715	18,726

Long-Term Debt	3,578	3,587
Other Noncurrent Liabilities	1,408	1,353
Stockholders’ Equity	7,456	7,220

Total Liabilities and Stockholders’ Equity	$33,157	$30,886

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Nine Months Ended December 31,
	2011	2010
OPERATING ACTIVITIES
Net income	$882	$780
Discontinued operation — gain on sale, net of tax	—	(72)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	408	352
Asset impairment charge — capitalized software held for sale	—	72
Share-based compensation expense	113	99
Other non-cash items	102	58
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(575)	(198)
Inventories	(1,200)	22
Drafts and accounts payable	1,636	52
Deferred revenue	122	82
Litigation charges	145	213
Litigation settlement payments	(26)	(26)
Deferred tax benefit on litigation charges	(42)	(56)
Other	151	(40)

Net cash provided by operating activities	1,716	1,338

INVESTING ACTIVITIES
Property acquisitions	(170)	(157)
Capitalized software expenditures	(137)	(111)
Acquisitions, less cash and cash equivalents acquired	(204)	(292)
Proceeds from sale of business	—	109
Other	81	(15)

Net cash used in investing activities	(430)	(466)

FINANCING ACTIVITIES
Repayments of debt	(23)	—
Common stock repurchases, including shares surrendered for tax withholding	(672)	(1,548)
Common stock Issuances	122	238
Dividends paid	(146)	(126)
Other	22	40

Net cash used in financing activities	(697)	(1,396)

Effect of exchange rate changes on cash and cash equivalents	(10)	6

Net increase (decrease) in cash and cash equivalents	579	(518)
Cash and cash equivalents at beginning of period	3,612	3,731

Cash and cash equivalents at end of period	$4,191	$3,213